ARTHUR
                               ANDERSEN

                       ARTHUR ANDERSEN & CO. SC




November 8, 1994                       Arthur Andersen & LLP
                                       Suite 400
                                       6501 Americas Parkway NE
                                       Albuquerque, NM 87110-5372
                                       505 889-4700


Public Service Company of New Mexico:

We are aware that Public Service Company of New Mexico has incorporated by reference in its Registration Statement No. 33-65418 its Form 10-Q for the quarter ended September 30, 1994, which includes our report dated November 8, 1994, covering the unaudited interim financial information contain therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



Arthur Andersen LLP